UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2005 (April 20, 2005)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	333-100125	71-0897614
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2005, Behringer Harvard Northwest Highway LP (the “Borrower”), a subsidiary of which the Behringer Harvard Short-Term Opportunity Fund I LP (“the Registrant”) owns an 80% interest, entered into a construction loan agreement (the “Northwest Highway Loan Agreement”) with The Frost National Bank, an unaffiliated third party (the “Northwest Highway Lender”). The Registrant is subject to a Guaranty Agreement with the Northwest Highway Lender in which it guarantees prompt and full repayment of any borrowings under the Northwest Highway Loan Agreement. Under the Guaranty Agreement, the Registrant guarantees, among other things, payment of the borrowings in the event that the Borrower becomes insolvent or enters into bankruptcy proceedings.

The Northwest Highway Loan Agreement provides the Borrower with the ability to borrow up to $4,550,000 from the Northwest Highway Lender. Advances are to be used for payment of costs of construction of improvements to 4.97 acres of land in Dallas, Texas, located on the south side of Northwest Highway and east of Midway Road (“the Northwest Highway Property”). The Registrant and an affiliate of the Registrant own a combined 80% of interest in the Northwest Highway Property, and the remaining 20% is held by unaffiliated third parties. The Northwest Highway Property is planned for development into high-end residential lots for the future sale to luxury home builders.

The interest rate under the Northwest Highway Loan Agreement is equal to the lesser of (i) the highest lawful rate and (ii) the London Interbank Offered Rate plus two percent (2%) with interest being calculated on the unpaid principal. The loan requires interest-only payments, beginning in May 2005 and continuing until the maturity date of April 2007. Principal payments are due and payable in an aggregate total amount equal to $910,000 on or before the first anniversary of the completion date of the project. There is no penalty for early prepayment.

The Northwest Highway Loan Agreement is secured by (i) a Deed of Trust, Security Agreement from the Borrower in favor of Jimmy R. Locke, Trustee for the benefit of the Northwest Highway Lender, (ii) an Assignment of Engineer Contract, Plans and Specifications and Consent to Assignment between the Borrower and the Northwest Highway Lender which shall remain in full effect until the Northwest Highway Loan is paid in full and (iii) a Guaranty Agreement from the Registrant in favor of the Northwest Highway Lender, unconditionally guaranteeing prompt and full payment of the loan.

The foregoing description of the Northwest Highway Loan Agreement, and the other documents related thereto, is qualified in its entirety by reference to such agreements, which have been filed as exhibits to this Form 8-K and are incorporated herein as follows.

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Item 9.01    Financial Statements and Exhibits

(c)  Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Construction Loan Agreement between The Frost National Bank and Behringer Harvard Northwest Highway LP.

99.2	Deed of Trust, Security Agreement - Financing Statement between Behringer Harvard Northwest Highway LP and Jimmy R. Locke.

99.3	Assignment of Engineer Contract, Plans and Specifications and Consent to Assignment between The Frost National Bank and Behringer Harvard Northwest Highway LP.

99.4	Guaranty Agreement between The Frost National Bank and Behringer Harvard Short-Term Opportunity Fund I LP.

99.5	Promissory Note between The Frost National Bank and Behringer Harvard Northwest Highway LP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
By: Behringer Harvard Advisors II LP, Co-General Partner

Dated: April 26, 2005	By:	/s/ Gary S. Bresky
Chief Financial Officer and Treasurer

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